                                                                   EXHIBIT 10.13

                             WIXOM TECHNOLOGY PARK
                                WIXOM, MICHIGAN

                                      LEASE

         This Lease is made between the Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the "Demised Premises" in the "Building", as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

                              W I T N E S S E T H :

1.       Basic Lease Provisions.

         The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

(a)      Date of this Lease:        February 15, 2002

(b)      Landlord:                  ALPHA DRIVE DEVELOPMENT ASSOCIATES, L.L.C.
                                    a Michigan limited liability company

(c)      Tenant:                    ASSET ACCEPTANCE CORP.,
                                    a Nevada corporation

(d)      Demised Premises:          48,000 rentable square feet

(e)      Anticipated Commencement Date:       May 1, 2002

(f)      Expiration Date:           Last day of the 72nd month following the
                                    Commencement Date.

(g)      Basic Rental:

Term              Monthly Rental Installments
----              ---------------------------
Months 1 - 12             $ 28,000.00
Months 13 - 24            $ 57,680.00
Months 25 - 36            $ 59,410.40
Months 37 - 48            $ 61,192.72
Months 49 - 60            $ 63,028.51
Months 61 - 72            $ 64,919.36

(h)      Tenant's Share:            100%

(i)      Tenant's Use:              General Office

(j)      Security Deposit:          None

(k)      Tenant's Address for Notices:                Asset Acceptance Corp.
                                                      6985 Miller Drive
                                                      Warren, Michigan 48092
                                                      Attn: Mark Redman,
                                                            Chief Financial Officer

(l)      Landlord's Address for Notices:              c/o Kojaian Management Corp.
                                                      39400 Woodward Avenue, Suite 250
                                                      Bloomfield Hills, Michigan 48304

         With a copy to:                              Grubb & Ellis Management, Inc.
                                                      2000 Town Center, Suite 500
                                                      Southfield, Michigan 48075

(m)      Guarantor:                 None

(n)      Guarantor's Address for Notices:     N/A

2.       Building and Demised Premises.

         2.1 Landlord is the owner of certain land and improvements, more particularly described on Exhibit "A" hereto, at 48325 Alpha Drive, Wixom, Michigan, upon which Landlord has constructed a building (hereinafter referred to as the "Building") together with certain exterior common and public areas and facilities, including parking facilities (hereinafter referred to as the "Common Areas") as may be designated by Landlord for the use in common by tenants of the Building. The Building together the appurtenant Common Areas are hereinafter referred to as the "Development".

         2.2 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as the "Demised Premises") designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit "B", together with the nonexclusive right to use the Common Areas. The square foot area of the Demised Premises, as well as the Building, shall be computed based upon the BOMA-American National Standard Z65.1-1980.

         2.3 Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises') and the fixtures and equipment thereof, as well as in or to the street entrances and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable, (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion(2) and (c) the right from time to time to construct additional stories onto the Building(3). Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.

         2.4      Intentionally Deleted.

3.       Term.

         3.1 The Term shall commence on that date (hereinafter referred to as the "Commencement Date") being the later to occur of the "Anticipated Commencement Date" set forth in Section 1(e) hereof and the date Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to the provisions of the attached Rider and Exhibit "C" hereto as provided in Section 4 hereof and, unless sooner terminated as hereinafter provided, shall end on the "Expiration Date" set forth in Section 1(f) hereof; provided, however, that if Tenant, with Landlord's prior written approval, shall take occupancy of the Demised Premises for any purpose whatsoever prior to the Commencement Date, as defined above, the Commencement Date shall be deemed to have occurred on the earlier date Tenant takes such occupancy. See attached Rider.

         3.2 If Landlord, for any reason whatsoever, cannot deliver possession of the Demised Premises to Tenant on the Anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Notwithstanding the foregoing, if possession of the Demised Premises has not been delivered to Tenant within (4) following the Anticipated Commencement Date, Tenant, at its option at any time within thirty (30) days thereafter, but prior to the delivery of possession, may terminate this Lease by and upon written

---------------------------

1 with respect to repairs or replacements only)

2 so long as the ratio of parking provided Tenant shall not fall less than 6 spaces per 1,000 rentable square feet

3 Landlord's activities under this Section 2.3 shall not unreasonably interfere with the Tenant's use and occupancy of the Demised Premises.

4 six (6) months
notice to (5) and Landlord and Tenant shall thereupon be released from all obligations under this Lease except for any financial obligations of Tenant then due and payable, if any, pursuant to Section 4 hereof or Exhibit "C" hereto.

4.       Completion of Improvements. See attached Rider.

         (a) Except as provided in Section 3.2 hereof, prior to the Anticipated Commencement Date, Landlord shall construct or install in the Demised Premises the improvements to be constructed or installed by Landlord pursuant to the attached Rider and Exhibit "C" hereto (hereinafter referred to as the "Standard Improvements"). Landlord shall not be required to incur overtime costs and expenses in performing such construction and/or installation. See attached Rider.

         (b) With respect to the Standard Improvements, Tenant will furnish to Landlord all information regarding its partition, electrical and telephone requirements and all other pertinent data by not later than February 1, 2002. Within five (5) days after Landlord's submission of working drawings, Tenant shall approve same in writing.

         If there are any changes requested by Tenant, after completion of the Approved Plans (as defined in the attached Rider and Exhibit "C" hereto), Tenant will be responsible for all architectural and engineering costs and related expenses resulting from such changes. No changes will be made without written approval of Landlord after written request of Tenant.

         (c) In the event Tenant desires to have improvements installed in the Demised Premises in addition to or in lieu of the Standard Improvements, Tenant shall so advise Landlord and submit to Landlord at least ninety (90) days prior to the Anticipated Commencement Date, complete plans and specifications for such improvements. Tenant shall immediately cause such plans and specifications to be revised in order to comply with Landlord's comments to such plans and specifications. Upon approval of such plans and specifications by Landlord, Landlord shall advise Tenant of the additional rental attributable to the cost of constructing and installing such improvements, and upon approval of such additional rental Landlord will commence construction and installation of such improvements; provided, however, that Tenant may revise such plans in order to reduce such additional rental, subject to Landlord's approval. Tenant shall be responsible for all additional rental resulting from such additional work, including architectural and engineering charges. Notwithstanding anything herein contained to the contrary, if Tenant shall request any changes or modification to the plans and specifications after the approval thereof by Landlord, or if Tenant does not timely submit such plans and specifications or revisions thereof, or if such plans and specifications require materials which are not readily available or require long lead time, or if the completion of such construction and installation is delayed for any other reason attributable to Tenant including its failure to pay for the same as provided in Paragraph 4(d) hereof, the Commencement Date shall not be delayed or postponed as a result thereof and the Commencement Date shall be the date which Landlord determines that the Demised Premises would have been ready but for such delays, even if the Demised Premises is not completed on the Commencement Date.

         (d) The cost of all improvements to the Demised Premises over and above the Standard Improvements shall be paid by Tenant as follows: (i) one-half of such amount within ten (6)days after the approval of Tenant's plans and specifications by Landlord and the submission of the costs to Tenant, (ii) one-quarter of such amount within (10)(6) days after Landlord has notified Tenant that such work is fifty percent (50%) completed and (iii) the balance of such amount prior to occupancy of the Demised Premises by Tenant. In no event shall Landlord be required to commence or continue such work if Tenant defaults in its obligation to make the payments herein required.

         (e) The Demised Premises shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements subject only to the completion of details of construction, decorations and mechanical adjustments which do not materially interfere with Tenant's use of the Demised Premises, and Tenant shall accept the same upon notice from Landlord that such improvements have been so completed. If any dispute shall arise as to whether Landlord has completed its improvements, a certificate furnished by Landlord's architect certifying

---------------------------

5 Landlord

6 business
the date of such completion shall be conclusive and binding of that fact and date upon Landlord and Tenant. See attached Rider.

5.       Rental.

         5.1 Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(g) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof.

         5.2      The following terms shall have the following meanings.

                  (a) The term "Expenses" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration of the Building, including, without limitation or duplication, (1) rubbish removal from Common Areas; snow removal; general landscaping and maintenance; window washing, electric current for the Common Areas; management fees; protection and security services; repairs, replacement, and maintenance; fire, extended coverage, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff; accounting and administrative staff; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; Landlord's Michigan Single Business Tax(7), water rates and sewer charges and personal property taxes; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and
         (2) the cost of any capital improvements made to the Building by Landlord after the Commencement Date that are intended to reduce other Expenses, or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such cost to be amortized over (8) together with interest on the unamortized balance at the rate of two percent (2%) in excess of the then current "prime rate" published in the Wall Street Journal (as defined in Section 5.5 hereof) or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements. Expenses shall not include "Taxes", as defined in Section 5.2(d) hereof; depreciation on the Building other than as set forth above; costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in Section 5.3 hereof), or third parties; or tenant improvements, real estate brokers' commissions, interest and capital items other than replacements and those referred to in clause
         (2) above.

                           The Expenses shall be adjusted to equal Landlord's reasonable estimate of Expenses had the total Building been occupied and had the total Building been furnished all services.

                           Landlord shall have the right to aggregate the Expenses relating to the exterior Common Areas serving the Building and the exterior common areas serving 48443,48561, 48679 and 48797 Alpha Drive and allocate such Expenses between the Building and said other buildings on a reasonable and equitable basis.

                  (b) The term "Taxes" shall mean the amount incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Building and land, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction(9). Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in

---------------------------

7 (however, Tenant shall not be billed for the Single Business Tax during the initial term of the Lease)

8 the useful life of such capital improvements

9 but excluding taxes on the income of Landlord.

         whole or in part are measured or calculated by or based upon the Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes. Notwithstanding anything herein contained to the contrary, if the Building is separately assessed for real estate tax purposes, the Taxes shall include such separately assessed Taxes plus an allocable portion of the Taxes on the Common Areas (as reasonably determined by Landlord) and if the Building is not so separately assessed, Landlord shall allocate the Taxes among the Building and other buildings on the Development on a reasonable and equitable basis (including the Taxes allocable to the Common Areas).

                  (c) The term "Tenant's Share" shall mean the percentage set forth in Section 1(h) hereof. Tenant's Share has been computed on the basis of the square foot area of the Demised Premises divided by the total leasable square foot area of the Building (including the Demised Premises).

         5.3      (a)      Tenant shall pay to Landlord as additional rental
Tenant's Share of Expenses and Taxes in the manner and at the times herein provided.

                  (b) With respect to Expenses, prior to the Commencement Date and prior to the beginning of each fiscal year of Landlord thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Share of Expenses for the ensuing fiscal year, and with respect to Taxes, prior to the Commencement Date and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Share of Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing fiscal year and calendar year, respectively, Tenant shall pay to Landlord one-twelfth (l/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing fiscal or calendar year, as the case may be, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant's Share of Expenses or Tenant's Share of Taxes for the then current fiscal or calendar year, as the case may be, will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate. See attached Rider.

                  Within ninety (90) days after the close of each fiscal year of Landlord with respect to Expenses, and within ninety (90) days after the close of each calendar year with respect to Taxes, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Share of Expenses and Taxes, respectively, for such fiscal year and calendar year, respectively. If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such fiscal year with respect to Expenses or calendar year with respect to Taxes previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Expenses or Taxes, as the case may be. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such fiscal year with respect to Expenses or such calendar year with respect to Taxes previously made by Tenant, Tenant shall pay the deficiency to Landlord within (10) days after delivery of such statement. See attached Rider.

                  (c) If this Lease shall commence on a day other than the first day of Landlord's fiscal year or terminate on a day other than the last day of a Landlord's fiscal year, Tenant's share of Expenses that is applicable to Landlord's fiscal year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term. If this Lease shall commence on a day other than the first day of a calendar year or terminate on a day other than the last day of a calendar year, Tenant's Share of Taxes that is applicable to the calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term on a fiscal year basis.

---------------------------

10 thirty (30)

         5.4      The installment of the Basic Rental provided for in Section
5.1 hereof for the first full month of the Term shall be paid by Tenant to Landlord upon execution of this Lease. Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term. In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated.

         5.5 Tenant shall pay as additional rental any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated "additional rent."

         5.6 Except as above provided, rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate equal to two percent (2%) in excess of the then current "prime rate" published in the Wall Street Journal, but not in excess of the legal rate. Such prime rate shall be the rate announced by such "Bank as its "prime rate"; if no such prime rate is announced, the prime rate (12)shall be (13).

6.       Other Taxes Payable by Tenant.

         In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Demised Premises or by the cost or value of any leasehold improvements made in or to the Demised Premises by or for Tenant, other than building standard tenant improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.       Use.

         7.1 The Premises shall be used only for the purposes of "Tenant's Use" as set forth in Section 1(k) hereof, and for no other purpose or purposes whatsoever.

         7.2 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done

---------------------------

11 publication

12 used

13 the rate published in lieu of the prime rate.

or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases. Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials(14). (15) Tenant hereby covenants to indemnify and hold (16) successors and assigns, harmless from any loss, damage, claims, costs, liability or cleanup costs arising out of (17)use, handling, storage or disposal of any such hazardous, toxic or radioactive materials on the Demised Premises.

         7.3 Tenant shall deposit all trash and refuse in an above ground dumpster provided for Tenant's use and arrange for the periodical removal of such trash and refuse in a manner acceptable to Landlord or at Landlord's election, Landlord shall arrange for such removal and in such event the cost thereof shall be included in Expenses.

8.       Services.

         8.1 Landlord shall maintain the Common Areas, together with the windows and exterior walls, roofs, foundations and structure of the Building and the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition as reasonably determined by Landlord and the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full.(18)

         8.2 Landlord will arrange for the furnishing of electricity to the Demised Premises, and Landlord shall charge Tenant for electricity as determined by metering(19) at the applicable secondary rates filed by Landlord with the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company. Notwithstanding anything herein contained to the contrary, Landlord reserves the right to terminate the furnishing of electricity at any time upon thirty (30) days' notice to Tenant, in which event Tenant shall make application directly to the utility company servicing the Building for Tenant's separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purposes, to the extent available and capable of being used safely.

         8.3 Landlord shall furnish the Demised Premises with heat, ventilation and air conditioning utilizing separate H.V.A.C. unit(s) servicing the Demised Premises and Tenant shall have access to the controls for such unit(s). Notwithstanding the provisions of this Section 8.3, Landlord shall not be required to provide(20) ventilation and air conditioning to the Demised Premises as herein provided if Tenant shall utilize in the Demised Premises heat generating equipment or lighting other than building standard lights(21) which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system.

         8.4 Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved by abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building.

---------------------------

14 Landlord shall comply with all applicable laws, statutes, ordinances and governmental rules, regulations and requirements relating to the Building and Demised Premises.

15 Landlord and

16 the other, their

17 such party's

18 Notwithstanding the foregoing, Tenant shall not be responsible for any latent defects relating to the roof or Building foundation.

19 via a separate meter installed at the premises,

20 additional

2l or normal office equipment

9.       Alterations and Repairs.

         9.1 Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's consent. All such alterations, additions and improvements shall be performed by contractors and subject to conditions specified by Landlord. If any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead related thereto) as the work proceeds within five (5) (22)days after receipt of statements therefor. All such alterations, additions and improvements shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Demised Premises to their condition prior to the installation of such alterations, additions and improvements. See attached Rider.

         9.2 Subject to the provisions of Section 8.1 hereof, Tenant shall be responsible to keep the Demised Premises and every part thereof in good condition and repair, Tenant hereby waiving all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as provided by any law, statute or otherwise now or hereafter in effect. (23)all repairs to be made on behalf of Tenant shall be made and performed by Landlord at Tenant's sole cost and expense. Tenant shall pay for any and all such repairs within ten (24)(10) days after receipt of an invoice therefor and upon Tenant's failure to so pay Landlord, Landlord shall have all rights and remedies as in the case of the non-payment of Basic Rental. Tenant shall, subject to the provisions of Section 9.1 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof and no representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant except as expressly set forth herein.

10.      Liens.

         Any mechanic's lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

11.      Destruction or Damage.

         11.1 In the event the Demised Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord's fire and extended coverage insurance policy covering the Building and, if Landlord's reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord's opinion, be completed within ninety (90) days after commencement of such repairs. This Lease shall remain in full force and effect except that an abatement of Basic Rental shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable. If such repairs cannot, in Landlord's opinion, be made within ninety (90) days, or if such damage or destruction is not insured against by Landlord's fire and extended coverage insurance policy covering the Building or if Landlord's reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other

---------------------------

22 business

23 Except as otherwise provided in Rider to Section 9.1 hereof,

24 business
casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Basic (25)Rental shall be abated
(26)as provided in this Section 11.1. If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such(27)election by Landlord. See attached Rider.

         11.2 A total destruction of the Building shall automatically terminate this Lease.

         11.3 If the Demised Premises are to be repaired under this Article 11, Landlord shall repair at its cost any injury or damage to the Building itself and building standard tenant improvements in the Demised Premises to be constructed or installed by Landlord as set forth in Exhibit "C". Tenant shall perform and pay the cost of repairing any other improvement in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other tenant improvements.

12.      Subrogation.

         Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

13.      Eminent Domain.

         If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis. See attached Rider.

14.      Landlord's Insurance.

         Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

         (a) Commercial general liability insurance with respect to Landlord's operation of the Development for bodily injury or death and damage to property of others;

         (b) Fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices, where applicable) in respect of the Building,(28) excluding Tenant's trade fixtures, equipment and personal property;

---------------------------
25 and Additional

26 proportionate to the damage

27 destruction, upon the

28 in amounts not less than replacement cost

         (c)      Loss of rental income insurance;

together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient(29), shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient(30). Tenant acknowledges that Landlord's loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy.

15.      Indemnification and Tenant's Insurance.

         15.1 Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause other than solely by reason of the gross negligence or willful act of Landlord, its employees or contractors, and Tenant shall hold Landlord harmless from any damage to any property or injury to or death of any person arising from the use of the Demised Premises by Tenant, except such as is caused solely by the gross negligence or willful act of Landlord, its contractors or employees. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this
Section 15.1 shall survive the termination of this Lease with respect to any damage, injury of death occurring prior to such termination. See attached Rider.

         15.2 Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) per occurrence for bodily injury or death, and Two Hundred Fifty Thousand Dollars ($250,000) per occurrence for property damage. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require. Such insurance shall name Landlord, the Landlord's property manager (currently Grubb & Ellis Management, Inc.) and Kojaian Management Corporation as an additional named insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days notice from the insurer prior to any cancellation or change of coverage.

         15.3 Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant's trade fixtures, equipment, personal property and leasehold improvements.

         15.4 Tenant shall deliver policies of the insurance required pursuant to Sections 15.2 and 15.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

16.      Compliance with Legal Requirements.

         Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's act.

---------------------------
29 but not less than the replacement cost,

30 all iii accordance with industry standards.

17.      Assignment and Subletting.

         17.1 Except as expressly permitted pursuant to this Article 17, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Sales aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interest (if Tenant is a partnership) shall be deemed to be an assignment of this Lease. See attached Rider.

         17.2 If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subtenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be. Landlord shall have the option, exercisable by notice given to Tenant within (31) days after Tenant's notice is given, (a) if Tenant's request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for the entire Demised Premises for the balance of the Term, to terminate this Lease or (b) if Tenant's request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease. If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty
(180) days thereafter to sublet such space or to assign this Lease to such third party if Landlord shall consent thereto, provided that the sublease or assignment shall be(32) on the same terms set forth in the notice given to Landlord and(33) that the rental to such subtenant or assignee shall not be less than the then market rate for such premises.

         In the event Tenant shall so sublet a portion of the Demised Premises, or assign this Lease, (34)all of the sums or other economic consideration received by Tenant(35) as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

         17.3 Notwithstanding the provisions of Sections 17.1 and 17.2 hereof, Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires(36) all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

         17.4 Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

---------------------------
31 seven (7) business

32 substantially

33 provided Landlord has comparable space for Lease in the Development,

34 one-half of

35 (after deducting Tenant's costs incurred in subletting including but not limited to Tenant Improvements, broker fees, etc.)

36 substantially all of the capital stake or

         17.5 In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord's reasonable (37) attorneys' fees and processing fees incurred in connection therewith.

18.      Rules.

         Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit "D" and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

19.      Entry by Landlord.

         19.1 Landlord and its designees may enter the Demised Premises at reasonable hours(38) to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply any services to be provided by Landlord to Tenant hereunder, (e) and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.(39)

         19.2 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

20.      Default.

         20.1     (a)      In the event Tenant shall fail to pay the rent
reserved herein when due, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within ten (10)(40) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by law, have the remedies set forth in Section 20.1 (c) hereof.

                  (b) If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty (30) days after the receipt of such notice, or if the default is of such a character as to require more than thirty (30) days to cure, then if Tenant shall fail, within said thirty (30) day period, to commence and thereafter proceed diligently to cure such default, then and in either of such event, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant, and any sum so expended by Landlord plus interest shall be additional rent for all purposes hereunder, including
Section 20.1(a) hereof, and shall be paid by Tenant with the next monthly installment of rent.

                  (c) If any rent shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time provided in Section 20.1(a) and
(b) hereof, then Landlord, in addition to its other remedies, shall have the immediate right of re-entry. Should Landlord re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease, or, from time to time, without terminating this Lease, relet the Demised Premises or any part thereof on such

---------------------------

37 out of pocket

38 and upon reasonable notice except in the case of emergencies and (d),

39 provided however, that Landlord's exercise of its rights under this Section
19.1 shall not unreasonably interfere with the operation of Tenant's business in the Demised Premises.

40 business
terms and conditions as Landlord shall in its reasonable discretion deem advisable. The avails of such reletting shall be applied: first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable repairs to the Demised Premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord.

         20.2     (a)      Neither Tenant's interest in this Lease, nor any
estate hereby created in Tenant, nor any interest herein or therein, shall pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code.

                  (b) In the event the interest or estate created in Tenant hereby shall be taken in execution or by the process of law, or if Tenant's assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any State Act or the Bankruptcy Code, or if Tenant is adjudicated insolvent by a court of competent jurisdiction, other than the United States Bankruptcy Court, or if a receiver or trustee of the property of Tenant be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if any assignment shall be made of the property of Tenant or the Guarantor, if any, for the benefit of creditors, then and in any such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the Demised Premises but shall remain liable as herein provided.

                  (c) Tenant shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant and shall not make any assignment for the benefit of credits, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or of the assets of Tenant, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within ninety (90) days after such allowance or appointment. Any act described in this Section 20.2(c) shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law.

                  (d) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease, including, but not limited to, the manner of "operations" as provided in Article 7 hereof, until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Demised Premises an amount equal to all Basic Rental and other charges otherwise due pursuant to this Lease and
(iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter VII of the Bankruptcy Code or within one hundred twenty (120) days of the filing of a petition under any other Chapter; and (iv) to give Landlord at least forty-five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; and (v) to give at least thirty (30) days' prior written notice of any abandonment of the Demised Premises; any such abandonment to be deemed a rejection of this Lease.

                  (e) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

21.      Attorneys' Fees.

See attached Rider.

22.      Subordination.

         22.1 This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and
(b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease.

         22.2 At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 22.

         22.3 If, as a condition of approving this Lease, Landlord's mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.

         22.4 If a mortgagee or any other person acquires title to the Demised Premises pursuant to the exercise of any remedy provided for in the mortgage, Tenant covenants and agrees to attorn to mortgagee or such person as its new landlord, and this Lease shall continue in full force and effect as a direct lease between Tenant and mortgagee or such other person upon all the terms, covenants, conditions and agreements set forth in the Lease, provided that the mortgagee has entered into a non-disturbance agreement with Tenant. However, in no event shall mortgagee or such person be (a) bound by any payment of rent or additional rent made by the Tenant to the Landlord for more than one
(1) month in advance; or (b) bound by any amendment or modification of the Lease adversely affecting the interest of mortgagee made without the written consent of mortgagee; or (c) liable for any act or omission of any prior landlord (including Landlord); or (d) liable for the return of any security deposit (unless any such security deposit has actually been received by mortgagee); or
(e) liable for any offsets, credits or other claims against rentals for any prior periods and/or against any other party or landlord (including Landlord). Tenant agrees to execute all tenant estoppel certificates and attornment agreements as mortgagee shall reasonably require, provided Tenant receives a non-disturbance agreement from mortgagee.

23.      Merger.

         The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

24.      Nonliability of Landlord.

         24.1 In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

         24.2 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any cause other than solely by reason of the gross negligence or willful act of Landlord, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

         24.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the building and out of rents or other income from the building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of the partners of Landlord shall be liable for any deficiency.

25.      Estoppel Certificate.

         At any time and from time to time upon ten (10)(41) days prior request by (42), will promptly execute, acknowledge and deliver to (43) a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid,
(c) that no notice has been received by (44) of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by (45). Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

26.      Holding Over.

         It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a daily occupancy charge equal to(46) of the monthly rental under
Section 5.1 hereof for the last lease year (plus all other charges payable by Tenant under this Lease) for each day from the expiration or termination of this Lease until the date the Premises are delivered in the condition required herein, and Landlord's right to damages for such illegal occupancy shall survive.

27.      Abandonment.

         If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

28.      Security Deposit.

---------------------------

41 business

42 either party, the other party

43 the requesting party

44 the appropriate party

45 the requesting party

46 five percent (5%)

29.      Waiver.

         29.1 The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

         29.2 Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

30.      Notices.

         All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant as the address set forth in Section 1(k) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1(l) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Demised Premises at the time, and, if no person shall be in charge of or occupying the Demised Premises at the time, then such service may be made by attaching the same on the main entrance of the Demised Premises.

31.      Guaranty.

32.      Complete Agreement.

         There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

33.      Corporate Authority.

         If Tenant (47)signs as a corporation, each of the persons executing this Lease on behalf of (48)does hereby covenant and warrant that (48)is a fully authorized and existing corporation, that (48)is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.

34.      Inability to Perform.

         If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or

---------------------------

47 or Landlord

48 such party
event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

35.      Covenant of Quiet Enjoyment.

         Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the term of this lease; subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 22 hereof.

36.      Miscellaneous.

         36.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

         36.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         36.3 The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

         36.4 Tenant shall not install any exterior signs unless and until Landlord shall have approved the design, size, placement and materials thereof in writing. All such signs shall be installed by Landlord, at Tenant's sole cost and expense. Tenant shall not place any signs in the windows of the Demised Premises.

         36.5 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

         36.6 This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

         36.7 Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, financial statements reflecting Tenant's current financial condition.

         37-38.   See attached Rider.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).

WITNESS: ALPHA DRIVE DEVELOPMENT ASSOCIATES, L.L.C., a Michigan limited liability company

                                 By:  Kojaian Alpha Drive Associates, L.L.C.,
                                      a Michigan limited liability company,
                                      its Regular Managing Member

                                      By:  KOJAIAN KOJAIAN ALPHA DRIVE
                                           ASSOCIATES--MM, INC.,
                                           a Michigan corporation, Its Manager
/s/ Vivian Dubyne
---------------------------                By: /s/ Mike Kojaian
VIVIAN DUBYNE                                  ---------------------------------
                                               Mike Kojaian
[ILLEGIBLE]                                                           "LANDLORD"
---------------------------
                                 ASSET ACCEPTANCE CORP.,
                                 a Nevada corporation

[ILLEGIBLE]                      By:  [ILLEGIBLE]
-----------                          ------------

[ILLEGIBLE]                      Its: PRESIDENT
-----------
                                                                        "TENANT"

                                 By: __________________________________________

                                 By: __________________________________________

                                                                     "GUARANTOR"

RIDER TO LEASE by and between ALPHA DRIVE DEVELOPMENT ASSOCIATES, L.L.C., as Landlord and ASSET ACCEPTANCE CORP., as Tenant, for premises in Wixom Technology Park, Wixom, Michigan.

********************************************************************************

RIDER TO SECTION 3.1:

Notwithstanding the provisions of Section 3.1 hereof:

         (a) Provided Tenant shall not be in default at the time of the exercise of such right or at the commencement of such period, Tenant shall have the right to extend the term of this Lease for one (1) additional period of five
(5) years, on the terms and conditions herein stated and at the Basic Rental determined in accordance with paragraph (b) below. Tenant shall exercise such right, if at all, by written notice to Landlord not less than twelve (12) months prior to the expiration of the term of this Lease.

         (b) In the event Tenant shall exercise its right to so extend the term of this Lease in accordance with paragraph (a) above, the Basic Rental for such five (5) year period shall be at ninety-five percent (95%) of the prevailing market rent for comparable premises in the Wixom, Michigan area, determined in accordance with this paragraph (b), but not less than the rate being paid during the last year of the Lease term.

                  (i) Within ten (10) business days after the exercise by Tenant of such right to extend the term of this Lease for such five (5) year period, Landlord shall submit to Tenant Landlord's determination of the Basic Rental for the Demised Premises for such five (5) year period. If Tenant does not notify Landlord of its acceptance of such Basic Rental as so determined by Landlord within ten (10) business days after receipt thereof, then the parties shall proceed as provided in paragraph (ii) below.

                  (ii) Within five (5) business days after said ten (10) business day period, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its suggested annual Basic Rental for such period, which rental shall be ninety-five percent of the prevailing market rent for the Demised Premises (but Landlord's figure need not be the same figure as provided pursuant to (i) above). If the higher of such suggested rentals is not more than one hundred five percent (105%) of the lower of such suggested rentals for each year of such period, then the average of the two suggested rentals shall be the basic Rental for such period. Otherwise, Landlord and Tenant shall negotiate in good faith to agree upon the Basic Rental for such period, and if Landlord and Tenant are unable to agree within five (5) business days, Tenant shall have the right to rescind its notice or the determination of the Basic Rental shall be made in accordance with paragraph (iii) below.

                  (iii) Within five (5) business days after the expiration of the five (5) day period referred to in paragraph (ii) above, Landlord and Tenant shall mutually select an MAI appraiser with experience in real estate activities, including at least five (5) years' experience in appraising office space in the Wixom, Michigan Metropolitan area. If the parties cannot agree on such an appraiser, then within five (5) business days thereafter, each shall select an independent MAI appraiser meeting the aforementioned criteria and within five (5) business days thereafter the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria and the third appraiser shall determine the Basic Rental for such period in accordance with paragraph (iv) below. If either Landlord or Tenant shall fail to make such appointment within said five (5) day period, the other shall make such appointment on its behalf.

                  (iv) Once the appraiser or third appraiser has been selected as provided in paragraph (iii) above, each of Landlord and Tenant shall submit to such appraiser its suggested rental figure as submitted to the other party pursuant to paragraph (ii) above. As soon thereafter as practical, the appraiser shall select one of the two suggested Basic Rentals submitted by Landlord and Tenant that is closer to the one determined by the third appraiser. The Basic Rental so selected by the appraiser shall be binding on Landlord and Tenant. Landlord and Tenant shall equally share the cost of such appraisal.

         (c) Tenant shall have the right to occupy the Demised Premises on a nonexclusive basis from and after ten (10) business days prior to the Anticipated Commencement Date in order for Tenant to install its trade fixtures, furniture and equipment in the Demised Premises and ready the same for its use. The Commencement Date shall not be deemed to have occurred as a result of such nonexclusive occupancy unless Tenant shall conduct business from the Demised Premises during such period. Such nonexclusive occupancy shall be at Tenant's sole risk and Landlord shall have absolutely no liability to Tenant for any damages or loss of Tenant's property left in the Demised Premises during such nonexclusive period. During such period, Landlord shall have the right to perform Landlord's construction work in the Demised Premises in order to ready the same for Tenant's use and occupancy and Tenant shall not interfere with Landlord's construction work.

RIDER TO SECTION 4:

         (a) Based upon the information supplied by Tenant to Landlord pursuant to Section 4(b) hereof and substantially in accordance with the preliminary floor plan attached hereto as Exhibit "C", Landlord's architect shall prepare plans and specifications for the renovations to the Demised Premises. Landlord shall submit such plans and specifications to Tenant for Tenant's approval, which approval shall not be unreasonably withheld (hereinafter referred to as the "Approved Plans"). If Tenant shall fail to supply such approval or comments in writing within five (5) days after receipt thereof, Tenant shall be deemed to have approved such plans and specifications. Landlord shall pay all reasonable architectural and design services relating to the preparation of such plans and specifications.

         (b) Landlord shall, at its sole cost, complete the Demised Premises in accordance with the Approved Plans utilizing Building Standard Materials.

         (c) In addition to the improvements provided in (b) above, Landlord shall, at its sole cost, increase the size of the parking lot, in accordance with the parking plan attached hereto as Exhibit "C-1".

         (d) Notwithstanding the provisions of Section 4(e) hereof, the Demised Premises shall not be deemed completed unless and until (a) Landlord has obtained a certificate of occupancy (temporary or permanent) for the Demised Premises from the applicable governmental entity; provided, that if such certificate of occupancy shall be a temporary certificate, Landlord shall diligently complete such work as shall be required to obtain a permanent certificate of occupancy; (b) physical possession of the Demised Premises is delivered to Tenant; and (c) Landlord delivers to Tenant a certificate of Landlord's Architect certifying that the Demised Premises have been completed in accordance with the approved plans and specifications and in accordance with applicable law.

RIDER TO SECTION 53(b):

         (a) Notwithstanding anything herein contained to the contrary, "Controllable Expenses" shall not increase by more than six percent (6%) per annum on a cumulative basis during the term of this Lease (not to exceed one hundred six percent (106%) for 2003, one hundred twelve percent (112%) for 2004, one hundred eighteen percent (118%) for 2005, etc.). For purposes hereof, Controllable Expenses shall be all Expenses other than utilities, insurance, Taxes and costs of complying with governmental regulations and codes not in effect on the Date of this Lease.

         (b) Appropriate credit shall be given for any refund obtained by reason of a reduction in the assessed valuation by the Assessors or the Tax Commission or the Courts. The original computations, as well as payments of additional rental, if any, or allowances, if any, under the provisions of this
Section 5 shall be based on the Taxes as billed, with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities.

RIDER TO SECTION 9.1:

         Notwithstanding the provisions of Section 9.1 hereof, Tenant may make, without Landlord's consent, interior nonstructural alterations to the Demised Premises, provided the same do not exceed Five Thousand and No/100 Dollars ($5,000.00) in costs in any calendar year. For the purposes hereof, the electrical, mechanical and plumbing building systems shall be deemed structural.

RIDER TO SECTION 11.1:

         Notwithstanding the provisions of Section 11.1 hereof, if Landlord has not completed the restoration of the Demised Premises within one hundred eighty days (180) days after such damage or destruction, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the expiration of such one hundred eighty day (180) day period and prior to the completion of such restoration.

RIDER TO SECTION 13:

         Notwithstanding the provisions of Section 13 hereof, Tenant shall have the right to recover from the condemning authority (but not Landlord) an award for Tenant's moving expenses, the unamortized costs of leasehold improvements paid for by Tenant, and other actual damages incurred by Tenant as a result of such taking, provided that such award shall not reduce Landlord's award.

RIDER TO SECTION 15.1:

         Landlord hereby waives all claims against Tenant for damage to any property or injury or death of any person in the Common Areas arising at any time and from any cause, its employees or contractors, and Landlord shall hold Tenant harmless from any damage to any property or injury to or death of any person arising from the use of the Common Areas by Tenant, its contractors or employees. The foregoing indemnity obligation of Landlord shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made. The provisions of this Rider to Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

RIDER TO SECTION 17.1:

         Notwithstanding the provisions of Section 17.1 hereof, Landlord agrees that it will not unreasonably withhold its consent to a proposed assignment of this Lease or subletting of the Demised Premises by Tenant; provided that Tenant shall not sublet any portion of the Demised Premises or assign this Lease for any medical or dental use, or to any governmental agency. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed assignment or subletting, including, without limitation: (i) the business reputation of the proposed assignee or subtenant and its officers, directors and stockholders, (ii) the nature of the business of the proposed assignee or subtenant and its affect on the other tenants of the Building, (iii) the financial condition of the proposed assignee or subtenant; and (iv) restriction, if any, contained in leases or other agreements affecting the Building.

RIDER TO SECTION 21:

         If Landlord or Tenant uses the services of an attorney in connection with (i) any breach or default in the performance of any of the provisions of this Lease, in order to secure compliance with such provisions or recover damages therefor, or to terminate this lease or evict Tenant, or (ii) an action brought by the one against the other, or (iii) any action brought against the one in which the other is made a party, the losing party shall reimburse the prevailing party upon demand for any and all reasonable attorneys' fees and expenses so incurred by the prevailing party.

RIDER TO SECTION 37:

         (a) Landlord shall provide Building Standard suite signage for the Demised Premises, at Landlord's sole cost and expense.

         (b) Tenant, at its sole cost and expense, shall have the right to install signage on the exterior of the Building of which the Demised Premises forms a part. Such signage and the location thereof shall be subject to Landlord's approval which approval shall not be unreasonably withheld or delayed and the approval of all necessary governmental entities. At the expiration or earlier termination of this Lease, Tenant shall, at it sole cost and expense, remove such signage and repair any damage to the Building resulting therefrom.

SECTION 38 - LEASE ASSUMPTION:

         (a) Tenant leases certain premises at 26555 Evergreen Road, Southfield, Michigan, pursuant to a lease between TTERTT Associates, L.L.C., as Landlord (hereinafter referred to as the "26555 Landlord"), and Tenant, dated September 5, 1997. The premises covered by such lease is hereinafter referred to as the "26555 Premises" and such lease is hereinafter referred to as the "26555 Lease." The term of the 26555 Lease expires on January 31, 2005 and the current monthly rental obligation is $13,457.23 per month, plus electric and Additional Expenses and Additional Taxes.

         (b) Landlord assumes and agrees to pay all rent and other charges and to perform all obligations of Tenant accruing under the 26555 Lease commencing effective as of the Commencement Date under this Lease or the date Tenant vacates the 26555 Premises whichever is later and continuing for the balance of the stated term of the 26555 Lease, and to indemnify and hold Tenant harmless therefrom, and Tenant shall, at Landlord's request, at said date or thereafter, assign all of their interest under the 26555 Lease to Landlord. Tenant shall vacate the 26555 Premises on or before the Commencement Date. Landlord shall make such payment of rent or other charges and shall perform such obligations of Tenant directly to the Landlord as and when the same shall become due under the 26555 Lease. Tenant shall promptly notify Landlord of any notice or other communication received by Tenant under the Lease from and after such assignment.

         (c) In the event Landlord fails to pay all rent and other charges required hereunder to be paid by Landlord pursuant to the 26555 Lease within ten
(10) days after notice from Tenant and to perform all other obligations required hereunder to be performed by Tenant pursuant to the Lease within ten (10) days after notice from Tenant, Tenant shall have the right to pay such rent and other charges and/or perform such other obligations. If Landlord fails to pay such rent and/or other charges and/or reimburse Tenant for the reasonable costs of such performance within ten (10) days after receipt of any invoice therefor, Tenant may deduct the amount of such rent and other charges from the next installment(s) of rent payable hereunder.

         (d) Landlord is authorized to obtain an occupant or occupants for all or any part of the 26555 Premises, to occupy such premises effective upon termination of occupancy thereof by Tenant, on such terms and conditions as shall be agreed upon between Landlord, the 26555 Landlord and such occupant or occupants, or to cancel the 26555 Lease with the consent of the 26555 Landlord, provided that Tenant shall have no liability or obligation with respect thereto whatsoever, and Tenant agrees to execute and deliver such assignments, subleases and termination agreements as may be required to give effect to the foregoing, subject to the limitation of Tenant's liability and obligation; provided that Tenant shall remove all of their property from the 26555 Premises, including all of their fixtures, trade fixtures, furniture and equipment pursuant to the provisions of the 26555 Lease, and Tenant shall have and retain their right to possession of the 26555 Premises and all of their rights under the 26555 Lease until the Demised Premises shall have been completed pursuant to the terms of this Lease and the term and rent shall have commenced thereunder.

         (e) After the Commencement Date, no termination of this Lease shall affect or alter any of the obligations of Landlord to Tenant under this
Section 37 except if such termination shall be the result of a default of Tenant under this Lease, in which event Landlord's obligations under this Section 37 shall be terminated.

WITNESS:                           ALPHA DRIVE DEVELOPMENT ASSOCIATES,
                                   L.L.C., a Michigan limited liability company

                                   By: Kojaian Alpha Drive Associates, L.L.C., a
                                       Michigan limited liability company, its:
                                       Regular Managing Member

                                       By: KOJAIAN KOJAIAN ALPHA DRIVE
                                           ASSOCIATES-MM, INC., a Michigan
                                           corporation, Its Manager
[ILLEGIBLE]
------------------------                   By: /s/ Mike Kojaian
                                               ---------------------------------
[ILLEGIBLE]                                    Mike Kojaian, President
------------------------                                              "LANDLORD"

                                   ASSET ACCEPTANCE CORP.,
                                   a Nevada corporation

[ILLEGIBLE]                        By: [ILLEGIBLE]
------------------------               -----------------------------------------

[ILLEGIBLE]                        Its: PRESIDENT
------------------------                ----------------------------------------
                                                                        "TENANT"

                                    Exhibit A

                           Description of Real Estate

Land situated in the City of Wixom, County of Oakland and State of Michigan, being more particularly described as follows:

Lots 8 through 12, both inclusive, Alpha Tech Corporate Park Condominium, according to the Master Deed recorded in Liber 19563, Pages 831 through 884, both inclusive, Oakland County Records, and designated as Oakland County Condominium Subdivision Plan No. 1161, as amended by First Amendment to Master Deed recorded in Liber 20098, Pages 357 through 410, both inclusive, Oakland County Records, and as further amended by Second Amendment to Master Deed recorded in Liber 20479, Pages 349 through 402, both inclusive, Oakland County Records, which shall constitute the amended and restated Master Deed, as further amended by the Third Amendment to Master Deed and Replat No. 3 recorded in Liber 22689, Page 100 through 113, both inclusive, Oakland County Records, together with rights in general common elements and limited common elements as set forth in the above Master Deed (and amendments thereto) and as described in Act 59 of the Public Acts of 1978, as amended.

Tax Item No. 22-08-327-016 (as to Unit 8)
Tax Item No. 22-08-327-017 (as to Unit 9)
Tax Item No. 22-08-327-018 (as to Unit 10)
Tax Item No. 22-08-327-019 (as to Unit 11)
Tax Item No. 22-08-327-020 (as to Unit 12)

                                    EXHIBIT B

[FLOOR PLAN]

                                   EXHIBIT "C"

[FLOOR PLAN]

                                  EXHIBIT "C-1"

[FLOOR PLAN]

                                   EXHIBIT "D"

                             RULES AND REGULATIONS

1. The Common Areas of the Building shall not be obstructed or used for any purpose other than coming to and from the Demised Premises.

2. Landlord has the right to control access to the Building and refuse admittance to any person or persons without satisfactory identification or a pass issued by Tenant during hours determined by Landlord.

3. Landlord shall upon reasonable notice have the right to enter upon the Demised Premises at reasonable hours for the purpose of inspecting the same.

4. Landlord shall upon reasonable notice have the right to enter the Demised Premises at hours convenient to Tenant for the purpose of exhibiting the same to prospective tenants within one hundred eighty
         (180) day period prior to the expiration of the Lease.

5. No person shall disturb other occupants of the Building by making loud or disturbing noises.

6. Soliciting, peddling and canvassing is prohibited in the Building and Tenant shall cooperate to prevent the same, Tenant shall not operate any vending machines in the Demised Premises without the prior written approval from Landlord.

7. All deliveries and removal of furniture, equipment or other bulky items must take place after notification to Landlord, during such hours and in such manner as Landlord shall determine. Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all articles into or out of the Building or the Demised Premises, No load shall be placed on the floors or in elevators in excess of the limits which shall be established by Landlord. Tenant cannot use the elevator for moving in or out of the Building without specific arrangements with Landlord.

8. Tenant shall not use any equipment emitting noxious fumes unless they are properly vented at Tenant's expense.

9. Nothing shall be attached to the interior or exterior of the Building without the prior written consent of Landlord. However, Tenant shall have the right to install and remove, within the Demised Premises (subject to the terms of this Lease), all of Tenant's furniture and normal business equipment. Building standard levelor-style Venetian blinds shall be used in windows designated by Landlord. No other window treatments or objects shall be attached to, hung in or used in connection with any exterior of any door or window or from outside the Building. No article shall be placed on any window sill.

10. No sign or other representation shall be placed on the interior or exterior of the Building without prior written consent of Landlord.

11. No hazardous articles shall be brought into or kept in the Building at any time. No bicycles, vehicles or animals, except seeing eye and aide dogs, of any kind shall be brought into or kept in or about the Building.

12. No marking, painting, drilling, boring, cutting, defacing of the walls, floors, ceilings of the Building shall be permitted without the prior written consent of Landlord.

13. The electrical system and lighting fixtures in the Building and the Demised Premises shall not be altered or disturbed in any manner without the prior written consent of Landlord. Any alterations or additions must be performed by licensed personnel authorized by Landlord.

14. The toilets and other plumbing fixtures shall not be used for any other purpose than those for which they are designed. No sweepings, rubbish or other similar materials or substances shall be deposited therein.

15. Smoking is prohibited in the elevator(s), hallways, corridors, stairs, lobbies and other Common Areas of the Building.

16. Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the heating and/or air conditioning systems of the Building.

17. Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Demised Premises locked and other means of entry to the Demised Premises closed and secured.

18. All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Demised Premises shall be done only by authorized Building personnel.

19. Tenant or Tenant's employees shall not distribute literature, flyers, handouts or pamphlets of any type in any of the Common Areas without the prior written consent of Landlord.

20. Tenant shall not cook, otherwise prepare or sell, any food or beverages in or from the Demised Premises. However, Tenant shall have the right to prepare food for the exclusive use of Tenant's employees.

21. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations shall be detectable beyond the Demised Premises.

22. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Demised Premises.

23. No floor covering shall be affixed to any floor in the Demised Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord.

24. Tenant shall comply with all rules and regulations established by Landlord pursuant to other applicable provisions of this Lease.

25. Landlord shall supply Tenant with two (2) keys or access cards for each outside door to the Building, including the Demised Premises. If Tenant requires any additional keys or access cards. Landlord shall supply the same at Tenant's expense.

Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other tenants of the Building and shall not be obligated to enforce the same against other tenants. But Landlord shall enforce and apply the rules and regulations in a non-discriminatory manner. Landlord shall have the right to amend these rules and regulations from time to time.